UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. Results of Operations and Financial Condition.

On May 15, 2017, Concurrent Computer Corporation (the “company”) issued a press release containing information about its financial condition and results of operations for its third quarter of its fiscal year ending June 30, 2017. Included in the press release are (1) the condensed consolidated balance sheets of the company as of March 31, 2017 (unaudited) and June 30, 2016, (2) the company’s unaudited condensed consolidated statements of operations for the three and nine months ended March 31, 2017 and 2016, and three months ended December 31, 2016, (3) the company’s unaudited condensed consolidated statements of comprehensive income (loss) for the three and nine months ended March 31, 2017 and 2016, and three months ended December 31, 2016 and (4) a reconciliation of net income (loss) to the non-GAAP financial measure of Adjusted EBITDA for the three and nine months ended March 31, 2017 and 2016, and three months ended December 31, 2016. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, a copy of the company’s Fiscal Year 2017 Third Quarter Earnings Call Presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is also incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release of Concurrent Computer Corporation, issued on May 15, 2017.

99.2	Fiscal Year 2017 Third Quarter Earnings Call Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2017

CONCURRENT COMPUTER CORPORATION

(Registrant)

By:	/s/ Derek Elder
Derek Elder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number and Description

99.1       Press Release of Concurrent Computer Corporation, issued on May 15, 2017.

99.2        Fiscal Year 2017 Third Quarter Earnings Call Presentation.